                         AGREEMENT AND PLAN OF MERGER


                                  by and among


                          SANTA MARIA RESOURCES, INC ,

                        FANTASTICON.COM, INC. (Nevada),


                                      and


                        FANTASTICON.COM, INC. (Delaware)

                       MADMAN BACKSTAGE PRODUCTIONS, INC.


                                      and


                            IMPACT INTERACTIVE, INC.


                           As of September  1, 2000

                               TABLE OF CONTENTS

                                                                                                       Page
AGREEMENT AND PLAN OF MERGER...........................................................................   1
WITNESSETH:............................................................................................   1
I.         THE MERGER..................................................................................   2
     1.01  The Merger..................................................................................   2
     1.02  Effective Time..............................................................................   2
     1.03  Closing.....................................................................................   3
     1.04  Certificate of Incorporation and By-Laws of the Surviving Corporation.......................   3
     1.05  Certificate of Incorporation and By-Laws of the Parent......................................   4
II.        STATUS AND CONVERSION OF SECURITIES; OTHER AGREEMENTS.......................................   4
     2.01  Common Stock of Fantasticon.com and the Merger-Sub..........................................   4
     2.02  Fantasticon.com Private Placement, Options and Warrants.....................................   4
     2.03  Exchange of FM&I Capital Stock..............................................................   5
     2.04  Board of Directors of the Parent............................................................   6
III.       REPRESENTATIONS AND WARRANTIES..............................................................   7
     3.01  Representations and Warranties of FM&I......................................................   7
     3.02  Representations and Warranties of the Parent and the Merger-Sub.............................  22
IV.        COVENANTS...................................................................................  39
     4.01  Covenants of the Parent and the Merger-Sub..................................................  39
     4.02  Covenants of Fantasticon.com., Madman and Impact............................................  45
     4.03  Amendment to SEC Filings....................................................................  49
V.         CONDITIONS..................................................................................  50
     5.01  Conditions to Each Party's Obligation to Effect the Merger..................................  50
     5.02  Conditions to Obligations of the Parent and the Merger-Sub..................................  51
     5.03  Conditions to Obligation of Fantasticon.com to Effect the Merger............................  54
VI.        TERMINATION.................................................................................  59
     6.01  Termination.................................................................................  59
     6.02  Effect of Termination.......................................................................  60
VII.       MISCELLANEOUS...............................................................................  61
     7.01  Fees and Expenses...........................................................................  61
     7.02  Further Actions.............................................................................  61

                               TABLE OF CONTENTS
                                  (Continued)

                                                                                                     Page
     7.03  Availability of Equitable Remedies.......................................................   61
     7.04  Survival.................................................................................   62
     7.05  Modification.............................................................................   62
     7.06  Notices..................................................................................   62
     7.07  Waiver...................................................................................   63
     7.08  Binding Effect...........................................................................   64
     7.09  No Third-Party Beneficiaries.............................................................   64
     7.10  Severability.............................................................................   64
     7.11  Merger; Assignability....................................................................   64
     7.12  Schedules and Exhibits...................................................................   65
     7.13  Headings.................................................................................   65
     7.14  Counterparts; Governing Law; Jurisdiction................................................   65

                         AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), is dated as of September 1, 2000, by and among SANTA MARIA RESOURCES, INC, a Nevada corporation, whose address is 5015 Sahara Avenue, Suite 125-209, Las Vegas, Nevada 76022 (the "Parent"), FANTASTICON.COM, INC., a corporation formed under the laws of the state of Nevada and a wholly-owned subsidiary of Parent, whose address is also 5015 Sahara Avenue, Suite 125-209, Las Vegas, Nevada 76022 (the "Merger-Sub") and FANTASTICON.COM, INC., a Delaware corporation, ("Fantasticon.com"), MADMAN BACKSTAGE PRODUCTIONS, INC., a Michigan corporation ("Madman"), and IMPACT INTERACTIVE, INC., a Michigan corporation ("Impact"), each of whose address is 17117 W. Nine Mile, Suite 1515, MI 48075 (unless otherwise indicated, Fantasticon.com, Madman and Impact shall be referred to collectively as "FM&I"). Merger-Sub shall be the surviving corporation of the proposed merger between the Merger-Sub and FM&I and, in such capacity, Merger-Sub shall sometimes be referred to herein as the "Surviving Corporation."

                              W I T N E S S E T H:

     WHEREAS, Merger-Sub was recently formed and constituted as a wholly-owned subsidiary of Parent for the purpose of merging with FM&I as provided for in this Agreement, and

     WHEREAS, the respective Boards of Directors of the Parent, the Merger-Sub and FM&I have determined that it is advisable and in the best interests of their respective equity owners to consummate the business combination transaction provided for herein in which the FM&I would merge (the "Merger") with and into Merger-Sub; and

     WHEREAS, Parent, the Merger-Sub and FM&I desire to make certain agreements in connection with the Merger.

     NOW, THEREFORE, in consideration of the mutual premises, covenants, and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.   THE MERGER.

1.01 The Merger.

     At the Effective Time (as defined in Section 1.02), upon the terms and subject to the conditions of this Agreement, FM&I shall be merged with and into Merger-Sub in accordance with the Delaware General Corporation Law (the "DGCL"), the Nevada General Corporation Law (the "NGCL") and the Michigan Business Corporation Act ("MBCA"). Merger-Sub shall be the surviving corporation in the Merger, and the name of the Surviving Corporation shall be "FANTASTICON.COM, INC." As a result of the Merger, all outstanding shares of capital stock of each of Fantasticon.com, Madman and Impact (the "FM&I Capital Stock"), and any options, warrants or other securities convertible into FM&I Capital Stock shall be converted in the manner provided in Article II.

1.02 Effective Time.

     At the Closing (as defined in Section 1.03), a certificate of merger (the "Certificate of Merger") shall be duly prepared by the Surviving Corporation and delivered to the Secretary of State of Delaware, Nevada and Michigan for filing as provided in the DGCL, NGCL, and MBCA on, or as soon as practicable after, the Closing Date (as defined in Section 1.03). The Merger shall become effective as soon as the Certificate of Merger has been filed with the Secretary of State of Delaware, Nevada and Michigan (the date and time when such condition has been satisfied being referred to herein as the "Effective Time").

1.03 Closing.

     The closing of the Merger (the "Closing") will take place at the offices of Simone V. Palazzolo, Esq., counsel for the Parent, 7 Penn Plaza, Suite 422, New York, New York 10001 on or before October 15, 2000, or at such other place and time as shall be mutually agreed upon by the parties hereto (the "Closing Date"). At the Closing, there shall be delivered to FM&I and the Parent the certificates and other documents and instruments required to be delivered under Article V. The Closing will be effective as of the Effective Time.

1.04 Certificate of Incorporation and By-Laws of the Surviving Corporation.

     At the Effective Time, (i) the Certificate of Incorporation of Merger-Sub in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation and (ii) the By-Laws of Merger-Sub as in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation. The Certificate of Incorporation and By-Laws of Merger-Sub as in effect as of the date hereof and to be in effect as of the Effective Time are attached hereto as Schedules 1.04-1 and
                                                            ----------------
     1.04-2, respectively.
     ------

1.05 Certificate of Incorporation and By-Laws of the Parent

     The Certificate of Incorporation and the By-Laws of the Parent as in effect on the date hereof and to be in effect as of the Effective Time are attached hereto as Schedules 1.05-1 and 1.05-2, respectively.
                        ----------------     ------

II.  STATUS AND CONVERSION OF SECURITIES; OTHER AGREEMENTS.

2.01 Common Stock of Fantasticon.com and the Merger-Sub.

     (a) Each share of common stock, no par value per share, of Merger-Sub outstanding immediately prior to the Closing shall remain outstanding (the "Surviving Corporation Common Stock"), so that at the Effective Time, the Parent shall be the holder of all of the issued and outstanding shares of the Surviving Corporation Common Stock.

     (b) The outstanding shares of capital stock of Fantasticon.com, Madman and Impact (the "FM&I Common Stock") issued and outstanding prior to the Closing shall be converted into an aggregate of 6.5 million shares of Parent Common Stock, which shares shall be issued to the persons and in the amounts indicated on Schedule 2.01(b) hereto upon consummation
                                      ----------------
          of the Merger, the FM&I Common Stock shall be cancelled.

2.02 Fantasticon.com Private Placement, Options and Warrants.

     (a) Pursuant to a Confidential Private Placement Memorandum dated July 24, 2000, Fantasticon.com presently is offering, subject to completion of the Merger, units in Fantasticon.com ("Fantasticon.com Units") which, upon consummation of the Merger will represent up to 500,000 units of Parent ("Parent Units"), each Parent Unit consisting of the equivalent of three (3) shares of the common stock of

          Parent (the "Private Placement Shares") plus one (1) warrant to purchase one (1) additional Private Placement Share (the "Warrants").

     (b)  Schedule 2.02(b), as supplemented to the date of Closing, sets forth a
          -----------------
          true, correct and complete list of all purchasers of Fantasticon.com Units with the total equivalent number of Private Placement Shares and Warrants to be issued to such parties upon consummation of the Merger. Such Private Placement Shares and Warrants shall be in addition to the Parent Common Stock issuable pursuant to Section 2.01(b) hereof. A
                                                   ---------------
          copy of the Private Placement Memorandum, together with any Supplements or Addendums thereto, is attached hereto as Schedule
                                                                  --------
          2.02(b)-1.
          ---------

     (c) At the Effective Time, the Parent shall assume the Warrants, issue new warrants in equivalent amount and having the same terms and conditions as the Warrants (the "Parent Warrants") and shall reserve from Parents' authorized but unissued shares, a sufficient number of shares of its common stock for issuance upon the exercise of all the Parent Warrants. At the Effective Time, each Warrant shall be cancelled and Parent shall issue the Parent Warrants to the former holders of the Warrants as set forth on Schedule 2.02(b).
                                   ----------------

2.03 Exchange of FM&I Capital Stock.

     (a) The Parent shall appoint an exchange agent hereunder (the "Exchange Agent") pursuant to an agreement (the "Exchange Agent Agreement") in a form to be agreed upon by the parties hereto. Promptly after the Closing, the Parent shall deposit or cause to be deposited with the Exchange Agent the certificates representing the shares of Parent Common Stock issuable to the holders of FM&I

          Capital Stock and the Private Placement Shares. Parent shall also deliver to the Exchange Agent the Parent Warrants to be exchanged for the Warrants.

     (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of FM&I Capital Stock (the "FM&I Certificates"), including the Private Placement Shares and Warrants (collectively the "FM&I Securities), a form letter of transmittal (which shall specify that delivery shall be effective, and risk of loss and title to the FM&I Certificates shall pass, only upon delivery of the FM&I Certificates to the Exchange Agent) and instructions for such holder's use in effecting surrender of the FM&I Certificates in exchange for certificates representing shares of Parent Common Stock. The Exchange Agent shall collect the FM&I Securities in exchange for the Parent Shares and Parent Warrants and deliver the FM&I Securities to Parent.

     (c) As of the Effective Time, each holder of FM&I Securities shall surrender the same at the principal offices of the Exchange Agent, and shall be entitled to receive in exchange therefor a certificate or certificates of the Parent reflecting the amount of Parent Common Stock and Parent Warrants to be received by such holder.

2.04 Board of Directors of the Parent.

     At the Effective Time, the existing directors of Parent shall elect to the Board of Directors of the Parent three (3) nominees of the Former FM&I Stockholders, as designated by such Former FM&I Stockholders, and immediately thereafter tender their own resignations from the Board of Directors of Parent.

III. REPRESENTATIONS AND WARRANTIES.

3.01 Representations and Warranties of FM&I.

     Each of Fantasticon.com, Madman, and Impact represents and warrants to the Parent and the Merger-Sub as follows:

     (a) Organization and Qualification. Each of Fantasticon.com, Madman and Impact is a corporation duly organized, validly existing and in good standing under the laws of their respective states, which has full power and authority to conduct its business as and to the extent now conducted, and currently proposed to be conducted, and to own, use and lease its assets and properties, except for such failures to have such power and authority which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect (as defined in this Section 3.01(a)) on FM&I. Fantasticon.com, Madman and Impact are duly qualified, licensed or admitted to do business and are in good standing in the state of Michigan and in all jurisdictions where their operations or ownership of property require it to be so qualified. As used in this Agreement, a "Material Adverse Effect" shall mean a material adverse effect on the businesses, properties, assets, liabilities, condition (financial or otherwise) or results of operations of an entity (or group of entities taken as a whole). Notwithstanding the foregoing, a Material Adverse Effect shall not include any change in political or economic matters of general applicability. Except for Madman and Impact's ownership of shares of Fantastiscon.com each of Fantasticon.com, Madman and Impact does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     (b)  Organizational Documents; Capital Stock; Capitalization.

          (i) True and complete copies of the Certificates of Incorporation and By-laws of each of Fantasticon.com, Madman and Impact as in effect on the date hereof are attached hereto as Schedules
                                                                 ---------
                3.01(b)(i)-1 and 3.01(b)(i)-2.
                ------------     -------------

          (ii) The authorized capital stock of Fantasticon.com consists of 3,000 shares of Fantasticon.com common stock. As of the date hereof, without considering the Fantasticon.com Securities sold in the Private Placement, 265.39 shares of Fantasticon.com Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable. The authorized capital stock of Madman consists of 60,000 shares of Madman common stock, of which 1,000 shares are issued and outstanding, all of which are validly issued, fully paid and non-assessable. The authorized capital stock of Impact consists of 60,000 shares of Impact common stock of which 100 shares are issued and outstanding, all of which are validly issued, full paid and non-assessable. Attached hereto as Schedule 3.01(b)(ii) is a true and complete schedule of all stockholders of each Fantasticon.com, Madman and Impact.

          (iii) Schedule 3.01(b)(iii) attached hereto sets forth the number of
                ---------------------
                shares of Fantasticon.com Common Stock reserved for future issuance upon exercise of Fantasticon.com Warrants granted and outstanding as of the date hereof. Except as set forth on
                Schedule 2.02(a) and Schedule 2.02(b),
                ----------------     ----------------
                there are no outstanding options, warrants, calls, subscriptions, rights, agreements or other commitments of any character (contingent or otherwise) of Fantasticon.com, Madman or Impact to issue, sell, repurchase, redeem, or otherwise acquire any shares of FM&I Capital Stock.

          (iv) The financial statements of each of FM&I, fairly reflect the material liabilities of each of Fantasticon.com, Madman and Impact.

     (c) Authority Relative to this Agreement Each of Fantasticon.com, Madman and Impact has full power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by FM&I and the consummation by FM&I of the Merger and the transactions contemplated hereby have been duly and validly approved by the Boards of Directors of FM&I, and upon the approval of the stockholders of FM&I, no other proceedings on the part of FM&I will be necessary to authorize the execution, delivery, and performance of this Agreement by FM&I and the consummation by FM&I of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by FM&I and constitutes the legal, valid, and binding obligation is of FM&I enforceable against FM&I in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer or similar laws affecting the enforcement of creditors' rights generally and general principles of equity (whether considered in a proceeding at law or in equity).

     (d)  Non-Contravention; Approvals and Consents.

          (i) The execution and delivery of this Agreement by FM&I does not, and the performance by FM&I of their obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any lien, claim, mortgage, encumbrance, pledge, security interest, equity, or charge of any kind (any of the foregoing, a "Lien") upon any of the assets or properties of FM&I under any of the terms, conditions, or provisions of (x) the respective Certificates of Incorporation of FM&I, (y) any statute, law, rule, regulation, or ordinance (collectively, "Laws"), or any judgment, decree, order, writ, permit, or license (collectively, "Orders"), of any court, tribunal, arbitrator, authority, agency, commission, official, or other instrumentality of the United States, any foreign country, or any domestic or foreign state, county, city, or other political subdivision (a "Governmental or Regulatory Authority"), applicable to FM&I or any of their assets or properties, or (z) any note, bond, mortgage, security agreement, indenture, license, franchise, permit, concession, contract, lease (capital or operating) or other instrument, obligation, or agreement of any kind (collectively, "Contracts") to which any of Fantasticon.com, Madman or Impact is a party or by which FM&I or any of their assets or properties is bound, excluding from the foregoing clauses (y) and (z) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations, and impositions of Liens which, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on FM&I or on its ability to consummate the transactions contemplated by this Agreement.

          (ii) Except (x) for the filing of the Certificate of Merger and other appropriate merger documents required by the DGCL and MBCA with the Secretary of States of Delaware and Michigan, (y) as otherwise disclosed in Schedule 3.01(d)(ii) hereto, and (z) for
                                      --------------------
               the approval of stockholders of FM&I, no consent, approval, or action of, filing with, or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Contract to which any of Fantasticon.com, Madman or Impact is a party or by which FM&I or any of their assets or properties arebound for the execution and delivery of this Agreement by FM&I, the performance by FM&I of their obligations hereunder or the consummation of the transactions contemplated hereby, except for such consents, approvals, or actions of, filings with or notices to any Governmental or Regulatory Authority or other public or private third party the failure of which to make or obtain could not reasonably be expected to have a Material Adverse Effect on FM&I, the Surviving Corporation, or on FM&I's ability to consummate the transactions contemplated by this Agreement.

     (e)  Legal Proceedings. Except as set forth in Schedule 3.01(e), there are
                                                    ----------------
          no actions, suits, arbitrations, or proceedings pending, nor to the knowledge of FM&I, threatened against, relating to or affecting, FM&I or any of their assets and properties which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on FM&I or on the ability of FM&I to consummate the transactions contemplated by this Agreement. None of Fantasticon.com, Madman or Impact is subject to any judgment, decree, court order, or writ of any Governmental or Regulatory Authority.

     (f) Patents, Trademarks, Intangibles. To the best of FM&I's knowledge and belief, each of Fantasticon.com, Madman and Impact has all right, title and interest in, or a valid and binding license to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, franchises, trade secrets, computer programs (in object or source code form), or other intangible property or asset (collectively, "Intangibles") which individually or in the aggregate are material to the conduct of its business. Attached as Schedule 3.01(f) is a true and complete list of all material intangibles of FM&I. None of Fantasticon.com, Madman or Impact is in default (or with the giving of notice or lapse of time or both, would be in default) in any material respect under any license to use such Intangibles. To FM&I's knowledge, no such Intangibles are being infringed by any third party and, to FM&I's knowledge, it is not infringing any Intangible of any third party, except for such defaults and infringements which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on FM&I or the Surviving Corporation.

     (g) Financial Statements. Fantasticon.com has delivered, or on or before the Closing Date will deliver, to the Parent copies of its balance sheet, operating statements and schedule of shareholder's equity (collectively the "Fantasticon.com Financial Statements") as at the end of its most recent two fiscal years, such Fantasticon.com Financial Statements having been, or prior to the Closing will be, certified by any independent certified public accountant. Said Fantasticon.com Financial Statements are complete, accurate and fairly present the financial condition of Fantasticon.com as of the date thereof, all in conformity with generally accepted accounting principles applied on a consistent basis. Fantasticon.com has no material liabilities, either fixed or contingent, not reflected in such financial statements, other than for contracts or obligations incurred in the ordinary and usual course of business or as set forth in Schedule 3.01(g), and no such contracts or obligations constitute liens or other liabilities which, if disclosed, would alter substantially the financial condition of Fantasticon.com as reflected in the Fantasticon.com Financial Statements. All liabilities for the current and for all prior years, including any income and sales taxes or other taxes for which Fantasticon.com has any liability, have been paid in full or have been adequately provided for in the Fantasticon.com Financial Statements in accordance with generally accepted accounting principles;

     (h) Absence of Certain Changes or Events. Except as set forth in Schedule 3.01(h) hereto or as contemplated hereby, since the date of the Fantasticon.com Financial Statements, no change, event, or development or combination of changes or developments (including any worsening of any condition currently existing) has occurred or is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on FM&I (without regard, however, to changes in conditions generally applicable to the industry in which Fantasticon.com is involved or general economic conditions).

     (i) Absence of Undisclosed Liabilities. Except for matters reflected or reserved against in the Fantasticon.com Financial Statements, Fantasticon.com did not have at such date and has not incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature, except liabilities or obligations which were incurred in connection with this Agreement and the transactions contemplated hereby, which were incurred in the ordinary course of business consistent with past practice.

     (j) Information Supplied. Nothing in this Agreement or any schedule, exhibit, certificate, document, or statement in writing which has been supplied by or on behalf of FM&I, in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits any statement of a material fact required to be stated or necessary in order to make the statements contained herein or therein not misleading. There is no fact known to FM&I which materially and adversely affects FM&I or the Surviving Corporation, which has not been set forth in this Agreement or in the schedules, exhibits, certificates, documents, or statements in writing furnished by FM&I in connection with the transactions contemplated by this Agreement.

     (k) Compliance with Laws and Orders. Each of Fantasticon.com, Madman and Impact holds all permits, licenses, variances, exemptions, orders, and approvals of all Governmental and Regulatory Authorities necessary for the lawful conduct of its business (the "FM&I Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders, and approvals which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on FM&I. Each of Fantasticon.com, Madman and Impact is in compliance with the terms of the FM&I Permits, except failures so to comply which, individually or in the aggregate, do not have and are not reasonably expected to have a Material Adverse Effect on FM&I. None of Fantasticon.com, Madman or Impact is in violation of, or in default under, any Law or Order of any Governmental or Regulatory Authority, except for violations which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on FM&I.

     (l) Compliance with Agreements; Certain Agreements. Neither Fantasticon.com, Madman or Impact nor to the knowledge of any of Fantasticon.com, Madman or Impact any other party thereto, is in breach or violation of, or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or both, is reasonably expected to result in a default under, (x) the Certificates of Incorporation of FM&I or (y) any material Contract to which FM&I is a party or by which FM&I or any of their assets or properties is bound, except in the case of clause (y) for breaches, violations, and defaults which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on FM&I.

     (m) Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by FM&I and their affiliates directly with the Parent and the Merger-Sub without the intervention of any person on behalf of FM&I and its affiliates in such manner as to give rise to any valid claim by any person against FM&I, the Parent, or the Surviving Corporation for a finder's fee, brokerage commission, or similar payment.

     (n) Consents Without Any Condition. None of Fantasticon.com, Madman, or Impact has made any agreement or reached any understanding not approved by the Parent and the Merger-Sub as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Agreement.

     (o)  Tax Matters. Except as set forth in Schedule 3.01(o):

          (i) Each of Fantasticon.com, Madman and Impact will file all tax returns required to be filed by applicable law, and will file any deliquent tax returns covering periods prior to Closing within 90 days after Closing.

          (ii) There are no tax liens upon the assets of FM&I.

          (iii) None of Fantasticon.com, Madman or Impact has requested (and no request has been made on its behalf) any extension of time within which to file any material tax return.

          (iv) (A) No income tax returns have been examined by any taxing authorities for any periods; and (B) no deficiency for any material taxes has been suggested, proposed, asserted, or assessed against FM&I that has not been resolved and paid in full.

          (v) No audits or other administrative proceedings or court proceedings are presently pending with regard to any taxes or tax returns of FM&I. No written claim has been made by a taxing authority in a jurisdiction where FM&I does not file tax returns such that it is or may be subject to taxation by that jurisdiction.

          (vi) No agreements relating to allocating or sharing of any taxes have been entered into by FM&I.

          (vii) FM&I has not entered into any transactions that could give rise to an understatement of Federal Income Tax.

          (viii) Neither FM&I, nor any other person on behalf of FM&I, has agreed to or is required to make any adjustments pursuant to
                 Section 481(a) of the Code or any similar provisions of state, local or foreign law by reason of a change in accounting method initiated by FM&I or has any application pending with any taxing authority requesting permission for any change in accounting methods that relate to the business or operations of FM&I, and

                 FM&I has no knowledge that the IRS has proposed any such adjustment or change in accounting method.

          (ix) FM&I has not been, and is not now, a member of any consolidated, combined, unitary or affiliated group of corporations for any tax purposes.

          (x) FM&I has not waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

          (xi) There is no contract, plan or arrangement (written or otherwise) covering any current or former employee or independent contractor of FM&I that, individually or in the aggregate, could give rise to the payment of any amount that will not be deductible by FM&I under Section 280G of the Code.

          (xii) No power of attorney that is currently in force has been granted by any of Fantasticon.com, Madman or Impact with respect to any matters relating to taxes.

          (xiii) There are no tax sharing agreements or other similar arrangements with respect to or involving any of Fantasticon.com, Madman or Impact.

          (xiv) None of Fantasticon.com, Madman or Impact is or during the five year period ending on the Closing Date has been, a "United States Real Property Holding Corporation," as such term is defined in Section 897(c) of the Code or the Treasury Regulations promulgated thereunder.

          (p) Investment Company. None of Fantasticon.com, Madman or Impact is an "Investment Company" as that term is defined under the Investment Company Act of 1940, as amended.

          (q) Bank Accounts. Schedule 3.01(q) sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which any of Fantasticon.com, Madman or Impact maintain safe deposit boxes or accounts of any nature and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

          (r) Insurance Policies. Schedule 3.01(r) contains an accurate and complete description of all material policies of fire, liability, workmen's compensation and other forms of insurance proposed to be purchased by FM&I. Such policies will be sufficient for compliance with all requirements of law and of all agreements to which FM&I is party; will provide adequate insurance coverage for the assets and operations of FM&I; and will remain in full force and effect through the respective dates set forth in Schedule 3.01(r).

          (s) Employment Laws. To the best knowledge of FM&I, FM&I is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practices; there is no unfair labor practice complaint against any of Fantasticon.com, Madman or Impact pending before the National Labor Relations Board; there is no labor strike, dispute, slowdown or stoppage actually pending or, to the best of FM&I's knowledge, threatened against or affecting any of Fantasticon.com, Madman, or Impact; to the best knowledge of FM&I no representation question exists respecting the employees of any of Fantasticon.com, Madman or Impact; to the best knowledge of FM&I, no grievance which might have a material adverse effect on FM&I or the conduct of their businesses nor any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor exists; no collective bargaining agreement which is binding on any of Fantasticon.com, Madman or Impact restricts them from relocating or closing its operations; FM&I has not experienced any work stoppage or other labor difficulty in the past; and FM&I is not a party to any collective bargaining labor representative agreement.

          (t) Employee Plans. Except as disclosed in Schedule 3.01(t), none of Fantasticon.com, Madman, or Impact has any bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option or any other fringe benefit plan, arrangement or practice, whether formal or informal. None of Fantasticon.com, Madman or Impact has or ever maintained any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          (u) Leaseholds. Neither the whole nor any portion of the leaseholds or any other assets of FM&I is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor to the best knowledge of FM&I has any such condemnation, expropriation or taking been proposed.

     (v)  Environmental Matters.

          (i) To the best knowledge of FM&I, each of Fantasticon.com, Madman and Impact is in compliance in all material respects with all applicable federal, state and local laws and regulations relating to pollution control and environmental contamination, including, without limitation, all discharge or disposal of Hazardous Materials (as defined below). Except as set forth in Schedule
                                                                    --------
               3.01(v) annexed hereto, to the best knowledge of FM&I, none of
               -------
               Fantasticon.com, Madman or Impact has been alleged to be in violation of, or been subject to any administrative or judicial proceeding pursuant to, such laws or regulations either now or at any time during the past. Except as set forth in Schedule
                                                                --------
               3.01(v), there are no facts or circumstances that FM&I reasonably
               -------
               expects could form the basis for the assertion of any Claim (as defined below) against Fantasticon.com, Madman or Impact relating to environmental matters including, but not limited to, any Claim arising from past or present environmental practices asserted under CERCLA or RCRA (each as defined below), or any other federal, state or local environmental statute or regulation.

          (ii) For purposes of this Agreement, the following terms shall have the following meanings: (x) "Hazardous Materials" shall mean materials defined as "hazardous substances," "hazardous wastes" or "solid wastes" in (A) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.
               Section 9601-9657, and any amendment thereto ("CERCLA"), (B) the Resource Conservation and Recovery Act,

               42 U.S.C. Section 6901-6987, and any amendments thereto ("RCRA"), and (C) any similar state or local environmental statute or regulation; and (y) "Claim" shall mean any and all claims, demands, causes of action, suits, proceedings and decrees.

3.02 Representations and Warranties of the Parent and the Merger-Sub.

     The Parent and the Merger-Sub represent and warrant to FM&I as follows:

     (a) Organization and Qualification. The Parent and the Merger-Sub are, and at the Closing Date will be, corporations duly organized, validly existing, and in good standing under the laws of Nevada, respectively, and have full corporate power and authority to conduct their business as and to the extent now conducted, and currently proposed to be conducted, and to own, use and lease their assets and properties. Except for the Parent's ownership of the Merger-Sub, neither the Parent nor the Merger-Sub directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture, or other business association or entity.

     (b)  Organizational Documents; Capital Stock; Capitalization.

          (i)  Attached hereto as Schedules 1.04-1 and 1.04-2, respectively, are
                                  ----------------     ------
               true and complete copies of the Certificate of Incorporation and By-Laws of the Merger-Sub as in effect on the date hereof.
               Attached hereto as Schedules 1.05-1 and 1.05-2, respectively, are
                                  ----------------     ------
               true and complete copies of the Certificate of Incorporation and
               By-Laws of the Parent as in effect on the date hereof.

          (ii) As of the Closing Date, the authorized capital stock of the Parent will consist solely of one hundred million (100,000,000) shares of the Parent Common Stock, $0.01 par value. As of the Closing Date, the authorized capital stock of the Merger-Sub will consist solely of Twenty-five thousand (25,000) shares of the common stock, no par value per share, of the Merger-Sub
                (the "Merger-Sub Common Stock"). The shares of the Parent Common Stock issuable to the FM&I Stockholders pursuant to Article II hereof, will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, and nonassessable.

          (iii) As of the date hereof, approximately 6,000,583 shares of Parent Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable. Schedule
                                                              --------
                3.02(b)(iii) attached hereto sets forth the number of shares of
                ------------
                Parent Common Stock reserved for future issuance upon exercise of Parent options granted and outstanding as of the date hereof, if any. Except as set forth on Schedule 3.02(b)(iii), there are
                                               ---------------------
                no outstanding options, warrants, calls, subscriptions, rights, agreements or other commitments of any character (contingent or otherwise) of the Parent or the Merger-Sub to issue, sell, repurchase, redeem, or otherwise acquire any shares of the Parent Common Stock or the Merger-Sub Common Stock, respectively. True and complete copies of all such options, warrants, calls, subscriptions, rights, agreements and other commitments as in effect on the date hereof have been delivered to Fantasticon.com.

          (iv) The financial statements of Parent and Merger-Sub fairly reflect the material liabilities of each of Parent and Merger-Sub.

     (c) Authority Relative to this Agreement. The Parent and the Merger-Sub have full corporate power and authority to enter into this Agreement and to perform their respective obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by the Parent and the Merger-Sub and the consummation by the Parent and the Merger-Sub of the Merger and the transactions contemplated hereby have been duly and validly approved by the respective Boards of Directors of the Parent and the Merger-Sub and Parent as the sole stockholder of the Merger-Sub, and no other corporate proceedings on the part of the Parent or the Merger-Sub are necessary to authorize the execution, delivery, and performance of this Agreement by the Parent and the Merger-Sub and the consummation by the Parent and the Merger-Sub of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Parent and the Merger-Sub, and constitutes a legal, valid, and binding obligation of the Parent and the Merger-Sub enforceable against the Parent and the Merger-Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer or similar laws affecting the enforcement of creditors' rights generally and general principles of equity (whether considered in a proceeding at law or in equity).

     (d)  Non-Contravention; Approvals and Consents.

          (i)  Except as set forth in Schedule 3.02(d)(i) hereto, the execution
                                      -------------------
               and delivery of this Agreement by the Parent and the Merger-Sub does not, and the performance by the Parent and the Merger-Sub of their obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in, or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien on any of the respective assets or properties of the Parent or the Merger-Sub under any of the terms, conditions or provisions of (x) the Certificate of Incorporation or By-Laws of the Parent or the Merger-Sub, (y) any Laws or Orders of any Governmental or Regulatory Authority applicable to the Parent or the Merger-Sub or any of their respective assets or properties, or (z) any Contracts to which either the Parent or the Merger-Sub is a party or by which either the Parent or the Merger-Sub or any of their respective assets or properties are bound, excluding from the foregoing clauses (y) and (z) conflicts, violations, breaches, defaults, terminations, modifications, accelerations, and creations and impositions of Liens, which individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on the Parent or the Merger-Sub or on their ability to consummate the transactions contemplated by this Agreement.

          (ii) Except (x) for the filing of the Certificate of Merger and other appropriate merger documents required by the DGCL with the Secretary of State of Delaware and appropriate documents with the relevant authorities of other states in which Fantasticon or Merger-Sub are qualified to do business, and (y) as disclosed in
               Schedule 3.02(d)(ii) hereto, no consent, approval, or action of,
               --------------------
               filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any Contract to which the Parent or the Merger-Sub is a party or by which the Parent or the Merger-Sub or any of their respective assets or properties is bound for the execution and delivery of this Agreement by the Parent and the Merger-Sub, the performance by the Parent and the Merger-Sub of their respective obligations hereunder or the consummation of the transactions contemplated hereby, except for such consents, approvals or actions of, filing with or notices to any Governmental or Regulatory Authority or other public or private third party the failure of which to make or obtain could not reasonably be expected to have a Material Adverse Effect on the Parent, the Merger-Sub or the Surviving Corporation or on the Parent's and the Merger-Sub's ability to consummate the transactions contemplated by this Agreement.

     (e) Financial Statements. The Parent has delivered to FM&I true, correct, and complete copies of the following: the audited balance sheets of the Parent (the

          "Parent Balance Sheets") as of September 30, 1997, 1998 and 1999; the audited statement of operations of the Parent (the "Parent Operations Statement") for the years ending September 30, 1997, 1998 and 1999; the audited statement of changes in stockholders' deficit of the Parent (the "Parent Stockholders' Equity Statement") for the years ending September 30, 1997, 1998 and 1999; and the audited statement of cash flows of the Parent (the "Parent Cash Flow Statement") for the years ending September 30 1997, 1998 and 1999, and interim unaudited financial statements of Parent for the quarters ended December 31, 1999, March 30, 2000 and June 30, 2000 (the "Parent Interim Financial Statements") (together, the "Parent Financial Statements"). The Parent Financial Statements fairly present the financial condition, assets, liabilities, stockholders equity and results of operations of the Parent for the periods indicated. The Merger-Sub is only recently formed , as of the Closing Date will have no assets or liabilities, other than a stated capital account; was formed solely for the purposes of the Merger, and has not and will not have conducted any business except in connection with the Merger.

     (f) Patents, Trademarks, Intangibles. To the best of Parent's knowledge and belief, it has all right, title and interest in, or a valid and binding license to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, franchises, trade secrets, computer programs (in object or source code form), or other intangible property or asset (collectively, "Intangibles") which individually or in the aggregate are material to the conduct of its business. Attached as Schedule 3.02(f) is a true and complete list of all material Intangibles of Parent, if any. Parent is not in default (or with the giving of notice or lapse of time or both, would be in default) in any material respect under any license to use such Intangibles. To Parent's knowledge, no such Intangibles are being infringed by any third party and, to Parent's knowledge, it is not infringing any Intangible of any third party, except for such defaults and infringements which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on Parent or the Surviving Corporation.

     (g) Absence of Certain Changes or Events. Except as set forth in Schedule 3.02(g) hereto, in the Parent Interim Financial Statements or as contemplated hereby, since June 30, 2000, no change, event, or development or combination of changes or developments (including any worsening of any condition currently existing) has occurred or is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Parent or the Merger-Sub (without regard, however, to changes in conditions generally applicable to the industries in which the Parent and the Merger-Sub are involved or general economic conditions).

     (h) Absence of Undisclosed Liabilities. Except as set forth in Schedule 3.02(h) hereto, and for matters reflected or reserved against in the Parent Balance Sheets included in the Parent Financial Statements, neither Parent nor the Merger-Sub had at such date and has not incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature, except liabilities or obligations which were incurred in connection with this Agreement and the transactions contemplated hereby or in the ordinary course of business consistent with past practice.

     (i) Legal Proceedings. Except as set forth in Schedule 3.02(i), there are no actions, suits, arbitrations, or proceedings pending or to the knowledge of the Parent, threatened against, relating to or affecting, nor to the knowledge of the Parent or the Merger-Sub, are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting, the Parent or the Merger-Sub or any of their assets and properties which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Parent or the Merger-Sub or on the ability of the Parent or the Merger-Sub to consummate the transactions contemplated by this Agreement. Neither the Parent nor the Merger-Sub is subject to any judgment, decree, court order, or writ of any Governmental or Regulatory Authority.

     (j) Information Supplied. Nothing in this Agreement or any schedule, exhibit, certificate, document, or statement in writing which has been supplied by or on behalf of the Parent or the Merger-Sub, in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits any statement of a material fact required to be stated or necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the Parent which materially and adversely affects the Parent or the Merger-Sub, which has not been set forth in this Agreement or in the schedules, exhibits, certificates, documents, or statements in writing furnished by the Parent or the Merger-Sub in connection with the transactions contemplated by this Agreement.

     (k) Compliance with Laws and Orders. Except as set forth in Schedule 3.02(k) hereto, the Parent and the Merger-Sub hold all permits, licenses, variances, exemptions, orders, and approvals of all Governmental and Regulatory Authorities necessary for the lawful conduct of its business (the "Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders, and approvals which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on the Parent or the Merger-Sub. The Parent and the Merger-Sub are in compliance with the terms of the Permits, except failures so to comply which, individually or in the aggregate, do not have and are not reasonably expected to have a Material Adverse Effect on the Parent or the Merger-Sub. The Parent and the Merger-Sub are not in violation of, or in default under, any Law or Order of any Governmental or Regulatory Authority except for violations which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on the Parent or the Merger-Sub.

     (l) Compliance with Agreements; Certain Agreements. Neither the Parent nor the Merger-Sub, nor to the knowledge of the Parent, any other party thereto, is in breach or violation of, or in default in the performance or observance of any term or provision of and no event has occurred which, with notice or lapse of time or both, is reasonably expected to result in a default under, (x) the respective Certificates of Incorporation and By-Laws of the Parent and the Merger-Sub or

          (y) any material Contract to which the Parent or the Merger-Sub is a party or by which the Parent or the Merger-Sub or any of their assets or properties is bound, except in the case of clause (y) for breaches, violations, and defaults which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on the Parent or the Merger-Sub.

     (m) Employee Benefit Plans. Neither the Parent nor the Merger-Sub has or contributes to any pension, profit-sharing, option, other incentive plan, or any other type of employee benefit plan, or has any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written, other than the existing Parent stock option plan, which plan shall be cancelled on or prior to the Effective Date.

     (n) Insurance Policies. Schedule 3.02(n) contains an accurate and complete description of all material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by Parent or Merger-Sub. All such policies, if any, are in full force and effect, all premiums with respect thereto covering all periods up to and including the Effective Time have or will be paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which Fantasticon.com is party; are valid, outstanding and enforceable policies; provide adequate insurance coverage for the assets and operations of Parent and merger-Sub; will remain in full force and effect through the respective dates set forth in Schedule 3.02(n) without the payment of additional premiums; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

     (o) Employment Laws. To the best knowledge of Parent, Parent is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practices; there is no unfair labor practice complaint against Parent pending before the National Labor Relations Board; there is no labor strike, dispute, slowdown or stoppage actually pending or, to the best of Parent's knowledge, threatened against or affecting Parent; to the best knowledge of Parent, no representation question exists respecting the employees of Parent; to the best knowledge of Parent, no grievance which might have a material adverse effect on Parent or the conduct of its businesses nor any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor exists; no collective bargaining agreement which is binding on Parent restricts it from relocating or closing its operations; Parent has not experienced any work stoppage or other labor difficulty in the past; and Parent is not a party to any collective bargaining labor representative agreement.

     (p)  Facilities, Tangible Property and Assets. Except as set forth on
          Schedule 3.02(p), the Parent and the Merger-Sub have no facilities, tangible property or assets.

     (q) Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Parent and the Merger-Sub and their affiliates directly with FM&I, without the intervention of any person on behalf of the Parent or the Merger-Sub and their affiliates in such manner as to give rise to any valid claim by any person against the Parent, the Merger-Sub, FM&I or the Surviving Corporation for a finder's fee, brokerage commission or similar payment.

     (r) Transactions with Affiliates. Except as set forth on Schedule 3.02(r), neither the Parent nor the Merger-Sub is a party to any material Contract with any of their affiliates or any director or officer for the purchase, sale, lease or other disposition of property or services.

     (s)  Tax Matters.

          (i)  Except as set forth in Schedule 3.02(s), the Parent and the
                                      ----------------
               Merger-Sub have filed all tax returns required to be filed by applicable law prior to the Closing. All tax returns were (and, as to tax returns not filed as of the date hereof, will be) true, complete, and correct and filed on a timely basis. The Parent and the Merger-Sub (x) have paid all taxes due, or claimed or asserted in writing by any taxing authority to be due, for the periods covered by such tax returns or (y) have duly and fully provided reserves (in accordance with GAAP) adequate to reflect all such taxes.

          (ii) The Parent and the Merger-Sub have established (and until the Closing will maintain) on their respective books and records reserves adequate to reflect all material taxes not yet due and payable. The Parent and the Merger-Sub have made available to FM&I complete and accurate copies of all work papers associated with the calculation of the Parent's and the Merger-Sub's respective tax reserve.

          (iii) There are no tax liens upon the assets of the Parent or the Merger-Sub.

          (iv) The Parent and the Merger-Sub have not requested (and no request has been made on their behalf) any extension of time within which to file any material tax return.

          (v) No income tax returns have been examined by any taxing authorities for any periods; and no deficiency for any material taxes has been suggested, proposed, asserted, or assessed against the Parent or the Merger-Sub that has not been resolved and paid in full.

          (vi) No audits or other administrative proceedings or court proceedings are presently pending with regard to any taxes or tax returns of the Parent or the Merger-Sub. No written claim has been made by a taxing authority in a jurisdiction where the Parent or the Merger-Sub does not file tax returns such that it is or may be subject to taxation by that jurisdiction.

          (vii) To the extent requested by FM&I, the Parent and the Merger-Sub have made available to FM&I (or, in the case of tax returns to be filed on or before the Closing, will make available) complete and accurate copies of all tax returns and associated work papers filed by or on behalf of the Parent or the Merger-Sub for all taxable years ending on or prior to the Closing.

          (viii) No agreements relating to allocating or sharing of any taxes have been entered into by the Parent or the Merger-Sub.

          (ix) Neither the Parent nor the Merger-Sub has entered into any transactions that could give rise to an understatement of Federal Income Tax.

          (x) Neither the Parent, the Merger-Sub nor any other person on behalf of the Parent or the Merger-Sub has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Parent or the Merger-Sub or has any application pending with any taxing authority requesting permission for any change in accounting methods that relate to the business or operations of the Parent or the Merger-Sub, and neither the Parent nor the Merger-Sub has knowledge that the IRS has proposed any such adjustment or change in accounting method.

          (xi)   Except as set forth on Schedule 3.02(s), neither the Parent nor
                                        ----------------
                 the Merger-Sub has been, or is now, a member of any consolidated, combined, unitary or affiliated group of corporations for any tax purposes.

     (t) Accuracy of Information. The Parent has made with the Securities and Exchange Commission ("SEC") all filings of Annual Reports on Form 10-KSB and, of all Quarterly Reports on Form 10-QSB since the end of its latest fiscal year end, as required by the Securities Exchange Act of 1934, as amended (all such filings and any future filings made thereunder are collectively, the "Exchange Act Filings"). None of the Exchange Act Filings contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither the SEC nor any state regulatory authority has issued any order preventing or suspending the use of any preliminary prospectus or registration statement or any part thereof, and no proceedings for a stop order suspending the effectiveness of any of the Company's securities have been instituted or are pending or threatened.

     (u)  NASD Report.

          (i) To the knowledge of the Parent, the Parent has made all requisite filings with the National Association of Securities Dealers (the "NASD") and the Over-the-Counter Bulletin Board (the "OTCBB") pursuant to Rule 6740 (the "Rule"). As of the date of filing thereof, such filings (i) complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules promulgated by the NASD, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (ii) As of the date hereof, the Parent's Common Stock is quoted on the OTCBB and, since the declaration or ordering of effectiveness of the registration statement on Form 10 of the Parent (filed under the March 12, 1991, as amended or supplemented from time to time (as so amended and supplemented, the "Form 10"), the Parent, to the best knowledge and information of Parent and its officers and directors, has been and shall continue to be in compliance with the NASD Eligibility

                       Rule for the trading of its securities on the OTC Bulletin Board, as effective on the date hereof.

                 (iii) No quotation is being submitted or published, directly or indirectly, on behalf of the Parent or any director or officer, or any person, directly or indirectly, who is the beneficial owner of more than ten percent (10%) of the outstanding shares of any equity security of the Parent.

          (v) Investment Company. Neither Parent nor Merger-Sub is an "Investment Company" as that term is defined under the Investment Company Act of 1940, as amended.

          (w) Bank Accounts. Schedule 3.02(w) sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which Parent maintain safe deposit boxes or accounts of any nature and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

          (x) Employee Plans. Except as disclosed in Schedule 3.02(x), Parent does not have any bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option or any other fringe benefit plan, arrangement or practice, whether formal or informal. Parent does not have and has never maintained any employee benefit plan within the meaning of
                 Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          (y) Leaseholds. Neither the whole nor any portion of the leaseholds or any other assets of Parent is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor to the best knowledge of Parent has any such condemnation, expropriation or taking been proposed.

          (z)    Environmental Matters.

                 (i) To the best knowledge of Parent, Parent is in compliance in all material respects with all applicable federal, state and local laws and regulations relating to pollution control and environmental contamination, including, without limitation, all discharge or disposal of Hazardous Materials (as defined below). Except as set forth in Schedule 3.02(z)-1 annexed hereto, to the best knowledge of Parent, Parent has not been alleged to be in violation of, or been subject to any administrative or judicial proceeding pursuant to, such laws or regulations either now or at any time during the past. Except as set forth in Schedule 3.02(z)-2, there are no facts or circumstances that Parent reasonably expects could form the basis for the assertion of any Claim (as defined below) against Parent relating to environmental matters including, but not limited to, any Claim arising from past or present environmental practices asserted under CERCLA or RCRA (each as defined below), or any other federal, state or local environmental statute or regulation.


                 (ii) For purposes of this Agreement, the following terms shall have the following meanings: (x) "Hazardous Materials" shall mean materials defined as "hazardous substances," "hazardous wastes" or "solid wastes" in (A) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601-9657, and any amendment thereto ("CERCLA"), (B) the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901-6987, and any amendments thereto ("RCRA"), and (C) any similar state or local environmental statute or regulation; and (y) "Claim" shall mean any and all claims, demands, causes of action, suits, proceedings, and decrees.

IV.  COVENANTS.

4.01 Covenants of the Parent and the Merger-Sub.

     The Parent and the Merger-Sub covenant and agree as follows:

     (a) Certificate of Incorporation and By-Laws. As of the Closing Date, the Certificate of Incorporation and By-Laws of the Merger-Sub shall be substantially in the form of Schedules 3.02(b)-1 and 3.02(b)-2,
                                       -------------------     ---------
          respectively, and the Certificate of Incorporation and By-Laws of the Parent shall be substantially in the form of Schedules 1.05-1 and
                                                       ----------------
          1.05-2, respectively.
          ------

     (b) Shares and Options. Except as contemplated hereby, until the earlier of the Effective Time or the Termination of this Agreement pursuant to
          Article VI (the "Release Time") without the prior written consent of FM&I, no share of capital stock of the Parent or the Merger-Sub or any option or warrant for any such share, right to subscribe to or purchase any such share, or security convertible into or exchangeable for any such share, shall be issued or sold by the Parent or the Merger-Sub, nor shall the Parent or the Merger-Sub enter into any agreement or commitment to effect any such issuance or sale.

     (c) Dividends and Purchases of Stock. Until the Release Time, without the prior written consent of FM&I, no cash or non-cash dividend, or liquidating or other distribution or stock split shall be authorized, declared, paid, or effected by the

          Parent or the Merger-Sub in connection with their respective outstanding capital stock except as set forth in Schedule 4.01(c)
                                                           ----------------
          hereto.

     (d) Borrowing of Money; Working Capital. Until the Release Time, neither the Parent nor the Merger-Sub shall incur indebtedness for borrowed money except as set forth on Schedule 3.02(b)(iv). Until the Release
                                       --------------------
          Time, neither the Parent nor the Merger-Sub shall guarantee the borrowing of money by any third party, enter into or modify any capital or operating lease or enter into any agreement.

     (e) Access. Until the Release Time, the Parent and the Merger-Sub will afford the directors, counsel, agents, investment bankers, accountants, and other representatives of FM&I reasonable access to the plants, properties, books, and records of the Parent and the Merger-Sub, will permit them to make extracts from and copies of such books and records, and will from time to time furnish FM&I with such additional financial and operating data and other information as to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of the Parent and the Merger-Sub as FM&I from time to time may reasonably request.

     (f) Conduct of Business. Except as otherwise contemplated or permitted hereby, until the Release Time, neither the Parent nor the Merger-Sub shall take any action that would or is reasonably likely to result in any of the representations or warranties of the Parent or the Merger-Sub set forth in this Agreement being untrue at the Closing Date, or in any of the conditions to the Merger set forth in Article V not being satisfied. Except as otherwise contemplated or permitted hereby, until the Release Time, the Parent or the Merger-Sub will conduct their affairs in all respects only in the ordinary course.

     (g) Advice of Changes. Until the Release Time, the Parent and the Merger-Sub will promptly advise FM&I in a reasonably detailed written notice of any fact or occurrence or any pending threatened occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement, which (if existing or known at any time prior to or at the Effective Time) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult in the absence of such fact or occurrence, or which (if existing or known at the time of the Effective Time) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

     (h) Public Statements. Before either the Parent or the Merger-Sub releases any information concerning this Agreement, the Merger, or any other transactions contemplated by this Agreement which is intended for or is reasonably expected to result in public dissemination thereof, the Parent and the Merger-Sub shall cooperate with FM&I, shall furnish drafts of all documents or proposed oral statements to FM&I for comments, and shall not release any such information without the prior consent of FM&I; provided, however, that the foregoing shall not be deemed to prevent the Parent or the Merger-Sub from releasing any information or making any disclosure to the extent that the Parent or the Merger-Sub reasonably determines that it is required to do so by law. Specifically, the parties agree that within 15 days of the execution of this Agreement, Parent shall file a Current Report on Form 8-K, to report the transactions which are the subject of this Agreement; FM&I shall cooperate with Parent in the preparation of said Report on Form 8-K, which Report shall be approved by Counsel for FM&I in an expeditious manner.

     (i) Other Proposals. Until the Release Time the Parent shall not authorize or permit any officer, director, employee, counsel, agent, investment banker, accountant, or other representative of the Parent, directly or indirectly, to: (x) initiate contact with any person or entity in an effort to solicit any Takeover Proposal (as such term is defined in this Section 4.01(i)); (y) cooperate with, or furnish or cause to be furnished any non-public information concerning the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of the Parent to, any person or entity in connection with any Takeover Proposal; (z) negotiate with any person or entity with respect to any Takeover Proposal; or (xx) enter into any agreement or understanding with the intent to effect a Takeover Proposal; provided, however, that the Parent shall be entitled to take any action described in the foregoing clauses (x)-
          (xx) if and to the extent that the Board of Directors of the Parent determines in good faith, based on the advice of their respective counsel, that the failure to take any such action would violate their fiduciary duties to the stockholders of the Parent. The Parent will immediately give written notice to FM&I of the details of any Takeover Proposal of which the Parent becomes aware. As used in Section 4.01(i), "Takeover Proposal" shall mean any proposal, other than as contemplated by this Agreement, for a merger, consolidation, reorganization, other business combination, or recapitalization involving the Parent, for the acquisition of a ten percent (10%) or greater interest in the equity or in any class or series of capital stock of the Parent, for the acquisition of the right to cast ten percent (10%) or more of the votes on any matter with respect to the Parent, or for the acquisition of one of their divisions or of a substantial portion of any of their respective assets, the effect of which may be to prohibit, restrict, or delay the consummation of the Merger or any of the other transactions contemplated by this Agreement, or impair the contemplated benefits to FM&I of the Merger or any of the other transactions contemplated by this Agreement.

     (j) Consents Without Any Condition. Neither the Parent nor the Merger-Sub shall make any agreement or reach any understanding, not approved in writing by FM&I, as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Agreement.

     (k) Transfer Taxes. The Parent and the Merger-Sub shall timely prepare and file any declaration or filing necessary to comply with any transfer tax statutes that require any such filing before the Effective Time.

     (l) Exchange Act Filings. The Parent shall prepare and file in a timely manner any Exchange Act Filings to be made prior to the Closing Date and present management of Parent shall reasonably cooperate with respective managements of FM&I with respect to any such filings to be made after the Closing Date. If at any time prior to the Closing Date the Parent finds that any Exchange Act Filings contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Parent shall, upon becoming aware of any such untrue statement or omission, promptly notify FM&I.

     (m) Compliance With Listing Requirements. To the best knowledge and belief of Parent, Parent is in substantial compliance with all reporting requirements under the Exchange Act and believes that it has complied with all present requirements for the listing and trading of its securities on the OTC Bulletin Board. In the event that any deficiency therein is discovered prior to the Closing Date, Parent shall immediately notify FM&I thereof and shall use its reasonable best efforts to correct such deficiency prior to the Closing Date.

     (n) CUSIP; Symbol. The Parent shall use its best efforts to obtain a CUSIP number from the CUSIP Service Bureau for the Parent Common Stock to be issued pursuant to the Merger and to cause the Parent's trading symbol to be changed on the OTCBB as instructed by FM&I as soon as practicable.

     (o) Other Covenants. Parent agrees that, as a condition precedent to the Closing Date, it shall take all action reasonable and necessary to (i) cause the name of Parent to be changed to "FANTASTICON, INC." or such other name as shall be requested by the Fantasticon.com shareholders if that name is unavailable in Nevada; (ii) repay the outstanding loan to Robert Sturges, a shareholder of Parent; (iii) cause all mining claims presently held by Parent to be transferred to Rapid River, Inc. in consideration of the assumption of all obligations in connection therewith; (iv) prior to the Closing Date, cause a reverse split of its shares of common stock on the basis of one new share for every two shares presently issued and outstanding; and (v) request and deliver at the Closing, effective on the Closing Date, the resignation of all of its officers and directors.

4.02 Covenants of Fantasticon.com., Madman and Impact

     Fantasticon.com covenants and agrees as follows:

     (a) Certificate of Incorporation and By-Laws. As of the Closing Date, the Certificates of Incorporation and By-Laws of FM&I shall be substantially in forms set forth on Exhibits 1.04-1 and 1.04-2,
                                              ---------------     ------
          respectively.

     (b) Shares and Options. Except as contemplated hereby, until the earlier of the Effective Time or the Termination of this Agreement pursuant to
          Article VI (the "Release Time") without the prior written consent of Parent and Merger-Sub, no share of capital stock of any of Fantasticon.com, Madman or Impact or any option or warrant for any such share, right to subscribe to or purchase any such share, or security convertible into or exchangeable for any such share, shall be issued or sold by any of Fantasticon.com, Madman or Impact, nor shall any of Fantasticon.com, Madman or Impact enter into any agreement or commitment to effect any such issuance or sale.

     (c) Dividends and Purchases of Stock. Until the Release Time, without the prior written consent of the Parent and Merger-Sub, no cash or non-cash dividend, or liquidating or other distribution or stock split shall be authorized, declared, paid, or effected by any of Fantasticon.com, Madman or Impact in connection with its outstanding capital stock.

     (d) Borrowing of Money; Working Capital. Until the Release Time, FM*T shall not incur indebtedness for borrowed money or guarantee the borrowing of money by any third party, or enter into or modify any capital or operating lease.

     (e) Access. Until the Release Time, FM&I will afford the directors, counsel, agents, investment bankers, accountants, and other representatives of the Parent and the Merger-Sub reasonable access to the plants, properties, books, and records of FM&I, will permit them to make extracts from and copies of such books and records, and will from time to time furnish the Parent and the Merger-Sub with such additional financial and operating data and other information as to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of FM&I as the Parent and the Merger-Sub from time to time may reasonably request.

     (f) Conduct of Business. Until the Release Time, FM&I shall not take any action that would or is reasonably likely to result in any of the representations or warranties of FM&I set forth in this Agreement being untrue at the Closing Date or to any of the conditions to the Merger set forth in Article V not being satisfied. Until the Release Time, FM&I will use all reasonable efforts to preserve the business operations of FM&I intact, to keep available the services of its present personnel, and to preserve the good will of its suppliers, customers, and others having business relations with any of them.

     (g) Advice of Changes. Until the Release Time, FM&I will promptly advise the Parent and the Merger-Sub in a reasonably detailed written notice of any fact or occurrence or any pending threatened occurrence of which it obtains knowledge and which (if existing or known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement, which (if existing and known at any time prior to or at the Effective Time) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Effective Time) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

     (h) Public Statements. Before FM&I release any information concerning this Agreement, the Merger, or any of the other transactions contemplated by this Agreement which is intended for, or is reasonably expected to, result in public dissemination thereof, FM&I shall cooperate with the Parent and the Merger-Sub, shall furnish drafts of all documents or proposed oral statements to the Parent and the Merger-Sub for comments, and shall not release any such information without the prior consent of the Parent and the Merger-Sub; provided, however, that the foregoing shall not be deemed to prevent FM&I from releasing any information or making any disclosure to the extent FM&I reasonably determines that it is required to do so by law. Further, the parties agree that within 15 days of the execution of this Agreement, Parent shall file a Current Report on Form 8-K, to report the transactions which are the subject of this Agreement; FM&I shall cooperate with Parent in the preparation of said Report on Form 8-K, which Report shall be approved by Counsel for FM&I in an expeditious manner.

     (i) Other Proposals. Until the Release Time, FM&I shall not authorize or permit any officer, director, employee, counsel, agent, investment banker, accountant, or other representative of FM&I, directly or indirectly, to (x) initiate contact with any person or entity in an effort to solicit any Takeover Proposal (as such term is defined in this Section 4.02(i)); (y) cooperate with, or furnish or cause to be furnished any non-public information concerning the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Fantasticon.com to, any person or entity in connection with any Takeover Proposal; (z) negotiate with any person or entity with respect to any Takeover Proposal; or (xx) enter into any agreement or understanding with the intent to effect a Takeover Proposal; provided, however, that each of Fantasticon.com, Madman and Impact shall be entitled to take any action described in the foregoing clauses (x)-(xx) if and to the extent that their respective Boards of Directors of Fantasticon.com determine in good faith, based on the advice of their counsel, that the failure to take any such action would violate their fiduciary duties to their stockholders will immediately give written notice to the Parent of the details of any Takeover Proposal of which FM&I become aware. As used in Section 4.02(i), "Takeover Proposal" shall mean any proposal, other than as contemplated by this Agreement, for a merger, consolidation, reorganization, other business combination, or recapitalization involving any of Fantasticon.com, Madman or Impact for the acquisition of a ten percent (10%) or greater interest in the equity or in any class or series of capital stock of any Fantasticon.com, Madman or Impact for the acquisition of the right to cast ten percent (10%) or more of the votes on any matter with respect to any of Fantasticon.com, Madman or Impact or for the acquisition of one of their divisions or of a substantial portion of any of their respective assets, the effect of which may be to prohibit, restrict, or delay the consummation of the Merger or any of the other transactions contemplated by this Agreement, or impair the contemplated benefits to the Parent of the Merger or any of the other transactions contemplated by this Agreement.

     (j) Approval of Stockholders. FM&I shall, through their respective Boards of Directors, duly call, give notice of, convene, and hold meetings of its stockholders for the purpose of voting on the ratification and approval of this Merger Agreement as soon as reasonably practicable following the date hereof, or shall take such other action as will satisfy the requirement of stockholder approval under Delaware law.

     (k) Indentification. Henry Mayers shall identify Fantasticon.com against any liability for payroll taxes of FM&I for periods prior to Closing.


4.03 Amendment to SEC Filings.

     The Parent shall prepare and file with the SEC such amendment, if any, as counsel for the parties reasonably believes to be required under the 34 Act as soon as reasonably practicable after the date hereof if required to effect the transactions contemplated hereby. The Parent shall also take any action (other than qualifying as a foreign corporation or taking any action which would subject it to service of process in any jurisdiction where the Parent is not now so qualified or subject) required to be taken under applicable state "Blue Sky" or securities laws in connection with the issuance of the Parent Common Stock in connection with the Merger. Parent, Merger-Sub and FM&I shall cooperate with each other in the preparation of any filings required to be made with the SEC, and each shall notify the other of the receipt of any communication of the SEC with respect to any such filings and of any requests by the SEC for any amendment or supplement thereto or for additional information.

V.   CONDITIONS.

5.01 Conditions to Each Party's Obligation to Effect the Merger.

     The respective obligations of each party to effect the Merger are subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

     (a) Stockholder Approval. This Agreement and the Merger shall have been adopted by the requisite vote of the stockholders of each of Fantasticon.com, Madman and Impact.

     (b) State Securities Laws. The Parent shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue the Parent Common Stock pursuant to the Merger.

     (c) No Injunctions or Restraints. No court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal or otherwise restricting, preventing, or prohibiting consummation of the Merger or the other transactions contemplated by this Agreement.

     (d) Consents and Approvals. Other than the filings provided for by Section 1.02, all consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority or any other public or private third parties required of the

          Parent, the Merger-Sub or FM&I to consummate the Merger shall have been obtained, all in form and substance reasonably satisfactory to the Parent, the Merger-Sub and FM&I, and no such consent, approval, or action shall contain any term or condition which could be reasonably expected to result in a material diminution of the benefits of the Merger to the stockholders of the Parent, the Merger-Sub and FM&I.

5.02 Conditions to Obligations of the Parent and the Merger-Sub.

     The obligations of the Parent and the Merger-Sub to effect the Merger is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by the Parent and the Merger-Sub and in their sole discretion):

     (a) Representations and Warranties. The representations and warranties made by FM&I in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, and FM&I. shall have delivered to the Parent and Merger-Sub a certificate, dated the Closing Date and executed on behalf of FM&I by duly authorized officers, to such effect.

     (b) Performance of Obligations. FM&I shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by FM&I at or prior to the Closing, and FM&I shall have delivered to the Parent and Merger-Sub a certificate dated the Closing Date and executed on behalf of FM&I by duly authorized officers, to such effect.

     (c) Other Closing Documents. FM&I shall have delivered to the Parent and the Merger-Sub at or prior to the Closing Date such other documents as the Parent and the Merger-Sub may reasonably request in order to enable the Parent and the Merger-Sub to determine whether the conditions to their obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

     (d) Review of Proceedings. All actions, proceedings, instruments, and documents required by the Parent and the Merger-Sub to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of Simone V. Palazzolo, Esq, counsel to the Parent and the Merger-Sub, and FM&I shall have furnished such documents as such counsel may have reasonably requested for the purpose of enabling it to pass upon such matters.

     (e) Legal Opinion. The Parent and the Merger-Sub shall receive at the Closing Date an opinion of D'Ancona & Pflaum LLC, counsel for FM&I, addressed to the Parent and the Merger-Sub, in a form reasonably acceptable to the Parent and the Merger-Sub, a draft of which shall be delivered to Parent not less than ten (10) days prior to the Closing Date, as to the following matters:

          (i) Each of Fantasticon.com, Madman and Impact is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, with all requisite corporate power and authority to carry on the business now conducted and to own and operate its respective properties;

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

          (ii) The capital stock of each of Fantasticon.com, Madman and Impact and the number of shares issued and outstanding immediately prior to the acquisition, all of which are duly authorized, issued and outstanding, and are non-assessable shares of Fantasticon.com, are as indicated in Schedule 3.01(b)(ii)
                                                     --------------------
                hereof;

          (iii) All necessary corporate proceedings, including appropriate action by the shareholders and directors of each of Fantasticon.com, Madman and Impact to approve this Agreement and the execution, delivery and performance thereof and all other proceedings required by law or by the provisions of this Agreement have been taken, and each of Fantasticon.com, Madman and Impact has the full right, power and authority to enter into this Agreement and to carry out the terms thereof without further action; and

          (iv) To the best knowledge of such counsel, except as herein indicated, there are no suits, action, claims or proceedings pending or threatened against any of Fantasticon.com, Madman and Impact nor to the knowledge of such counsel is any of Fantasticon.com, Madman or Impact a party to or subject to any order, judgement, decree, agreement, stipulation or consent of or with any court or administrative agency, nor, to the best knowledge of such counsel, is any investigation pending or threatened against any of Fantasticon.com, Madman or Impact.

     (f) Legal Action. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit, or otherwise challenge the

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

          consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

5.03 Conditions to Obligation of Fantasticon.com to Effect the Merger.

     The obligation of FM&I to effect the Merger is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by FM&I in their sole discretion):

     (a) Representations and Warranties. The representations and warranties made by the Parent and the Merger-Sub in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, and the Parent and the Merger-Sub shall have delivered to FM&I a certificate, dated the Closing Date and executed on behalf of the Parent and the Merger-Sub by a duly authorized officer, to such effect.

     (b) Performance of Obligations. The Parent and the Merger-Sub shall have performed and complied with in all material respects, each agreement, covenant, and obligation required by this Agreement to be so performed or complied with by the Parent and the Merger-Sub at or prior to the Closing, and the Parent and the Merger-Sub shall have delivered to FM&I a certificate, dated the Closing Date and executed on behalf of the Parent and the Merger-Sub by a duly authorized officer, to such effect.

     (c) Other Closing Documents. The Parent and the Merger-Sub shall have delivered to FM&I at or prior to the Effective Time such other documents as FM&I may reasonably request in order to enable FM&I to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

     (d) Review of Proceedings. All actions, proceedings, instruments, and documents required by FM&I to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of D'Ancona & Pflaum LLC, counsel to FM&I, and the Parent and the Merger-Sub shall have furnished such documents as such counsel may have reasonably requested for the purpose of enabling it to pass upon such matters.

     (e) Legal Opinion. The Boards of Directors of Fantasticon.com, Madman and Impact shall receive at the Closing Date an opinion of Simone V. Palazzolo, Esq., counsel for the Parent and the Merger-Sub, addressed to Fantasticon.com, in a form reasonably acceptable to Fantasticon.com., a draft of which shall be delivered to Parent not less than ten (10) days prior to the Closing Date, as to the following matters:

          (i) Parent is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada and it has all requisite corporate power and authority to carry on the business now conducted and to own and operate its respective properties;

          (ii) Merger-Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada and it has all requisite corporate power and authority to carry on the business now conducted and to own and operate its respective properties;

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

          (iii) The capital stock of Parent and the number of shares issued and outstanding immediately prior to the acquisition, all of which are duly authorized, issued and outstanding, and are non-assessable shares of Parent, are as indicated herein;

          (iv) All necessary corporate proceedings, including appropriate action by the shareholders and directors of Parent and Merger-Sub, to approve this Agreement and the execution, delivery and performance thereof and all other proceedings required by law or by the provisions of this Agreement have been taken, and Parent and Merger-Sub have the full right, power and authority to enter into this Agreement and to carry out the terms thereof without further action;

          (v) To the best knowledge of such counsel, except as herein indicated, there are no suits, action, claims or proceedings pending or threatened against Parent or Merger-Sub, nor to the knowledge of such counsel is Parent or Merger-Sub a party to or subject to any order, judgement, decree, agreement, stipulation or consent of or with any court or administrative agency, nor, to the best knowledge of such counsel, is any investigation pending or threatened against Parent or Merger-Sub.

     (f) Legal Action. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

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

     (g) Reverse Split. Parent shall approve, subject to the Closing, a reverse split of its issued and outstanding capital stock immediately prior to the Closing Date on the basis of one new share for every two then issued and outstanding shares.

     (h) Change of Name. Immediately prior to the Closing of this transaction, Parent shall take all action necessary to change the name of the Parent to "FANTASTICON, INC." or such other name selected by the FM&I shareholders in the event such name is not available in Nevada;

     (i) Assignment of Name. Simultaneous with the change of name of Parent, Parent shall execute an assignment of the right to use the name "SANTA MARIA RESOURCES, INC." to Rapid River, Inc.

     (j) Board of Directors. At the Closing Date, Parent's Board of Directors shall resign and be replaced by the persons designated in Schedule 5.03(j) to serve as directors of the Company until the next annual meeting of shareholders.

     (k) Resignation of Existing Officers and Directors. At the Closing, Parent shall deliver the resignation, effective as of the Closing, of its present officers and directors;

     (l) Repayment of Loans. Prior to the Closing, Parent shall repay an outstanding loan in the amount of $41,237 presently due and owing to Robert Sturges, a shareholder of Parent, and at the Closing shall deliver to FM&I confirmation of the extinguishment of such indebtedness;

     (m) Transfer of Mining Claims. Prior to the Closing, Parent shall effect the transfer of all mining claims and water rights presently owned by Parent to Rapid River, Inc. in consideration of the agreement of Rapid River, Inc. to assume all of the

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

          indebtedness and obligations of Parent in connection therewith, so as to leave the Parent with no assets and no liabilities at the time of the Closing.

     (n) Indemnification. As of the Closing Date, FM&I shall have received from Robert Sturges an agreement to indemnify FM&I for up to $41,237, for all liabilities of the Parent with respect to the existing loan due to him from the Parent, in form and substance satisfactory to FM&I.

     (o) Capital. The Parent and the Merger-Sub shall be in strict compliance with Section 3.02(b)(iii).

     (p) Minimum Financing. Fantasticon.com shall have successfully completed its pending private placement offering and have raised, either directly or through the conversion of existing debt, a minimum of $750,000. In the event that such minimum financing has not been achieved on or before October 15, 2000 then, unless waived by FM&I in its discretion, FM&I may terminate this Agreement. The right to terminate this Agreement shall be in addition to, and not in limitation of, any other right granted to Fantasticon.com to terminate this Agreement pursuant to any other provision of this Agreement.

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

VI.  TERMINATION.

6.01 Termination.

     This Agreement may be terminated, and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether prior to or after the Fantasticon.com stockholders' approval:

     (a) By mutual written agreement of the parties hereto duly authorized by action taken by or on behalf of their respective Boards of Directors.

     (b) By either FM&I, the Parent or the Merger-Sub upon written notification to the other party, if:

          (i) the FM&I stockholders' approval shall not be obtained by reason of the failure to obtain the requisite vote upon a vote held at a meeting of such stockholders or pursuant to a written consent; or

          (ii) facts exist which render impossible the satisfaction of one or more of the conditions set forth in Section 5.01 and such are not waived by the Parent, the Merger-Sub and FM&I.

     (c) By the Parent and the Merger-Sub upon written notification to FM&I, if:

          (i) there has been a material breach of any representation, warranty, covenant, or agreement on the part of FM&I set forth in this Agreement which breach has not been cured within ten (10) business days following receipt by FM&I of notice of such breach from the Parent or the Merger-Sub or assurance of such cure reasonably satisfactory to the Parent or the Merger-Sub have not been given by or on behalf of FM&I within such ten (10) business day period; or

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

          (ii) facts exist which render impossible the satisfaction of one or more of the conditions set forth in Section 5.02 and such are not waived by the Parent or the Merger-Sub; or

          (iii) the Parent or its stockholders receive a proposal or offer for any Takeover Proposal, other than pursuant to the transactions contemplated by this Agreement, in connection with which the Board of Directors of the Parent exercises any of its rights specified in Section 4.01(i).

     (d)  By FM&I upon written notification to the Parent or the Merger-Sub, if:
          (iv) at any time after October 15, 2000 if the Merger shall not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by a breach of this Agreement by FM&I; or (ii) there has been a material breach of any representation, warranty, covenant, or agreement on the part of the Parent or the Merger-Sub set forth in this Agreement which breach has not been cured with ten (10) business days following receipt by the Parent or the Merger-Sub of notice of such breach from FM&I or assurance of such cure reasonably satisfactory to FM&I shall not have been given by or on behalf of the Parent or the Merger-Sub within such ten (10) business day period; or (iii) facts exist which render impossible the satisfaction of one or more of the conditions set forth in Section
          5.03 and such are not waived by FM&I.

6.02 Effect of Termination.

     If this Agreement is validly terminated by the Parent, the Merger-Sub or FM&I pursuant to Section 6.01, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of either the Parent, the Merger-Sub or FM&I (or any

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

     of their respective officers, directors, representatives, or affiliates), except that (i) the provisions of this Section 6.02 will continue to apply following any such termination, and (ii) nothing contained herein shall relieve the Parent, the Merger-Sub or FM&I from liability for willful or intentional breach of their respective obligations contained in this Agreement or for fraud.

VII. MISCELLANEOUS.

7.01 Fees and Expenses.

     Except as otherwise provided in this Agreement, all fees and expenses incurred in connection with this Agreement, the documents appurtenant hereto and the transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not the Closing occurs.

7.02 Further Actions.

     Each party hereto will execute such further documents and instruments and take such further actions as may reasonably be requested by the other party to consummate the Merger, to vest the Surviving Corporation with full title to all assets, properties, rights, approvals, immunities, and franchises of either of the Constituent Entities or to effect the other purposes of this Agreement.

7.03 Availability of Equitable Remedies.

     Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, either before or after the Effective Time, in addition to any other right or remedy available to it, to an injunction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement, and, in either case, no bond or other security shall be required in connection

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

     therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

7.04 Survival.

     The representations, warranties, covenants, and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger for a period of one (1) year after the Effective Time.

7.05 Modification.

     This Agreement may be amended, supplemented, or modified by action taken by or on behalf of the respective Boards of Directors of the parties hereto at any time prior to the Effective Time. No such amendment, supplement, or modification shall be effective unless set forth in a written instrument duly executed by or on behalf of each party hereto.

7.06 Notices.

     Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or by Federal Express, express mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to which it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 7.06) with copies (which copies shall not constitute notice) as follows:

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

If to the Parent or the Merger-Sub      5015 Sahara Avenue, Suite 125-209, Las
                                        Vegas, Nevada 76022
                                        Attn:  Robert Sturges

With a copy to:                         Simone V. Palazzolo, Esq.
                                        7 Penn Plaza, Suite 422
                                        New York, NY 10001

If to FM&I:                             17117 W. Nine Mile Road,
                                        Suite 1515,
                                        Southfield, Michigan 48075
                                        Attn: Henry Mayers

With a copy to:                         D'Ancona & Pflaum LLC
                                        111 East Wacker Drive, Suite 2800
                                        Chicago, Illinois 60601
                                        Attn: Steve Curtis

     Any notice shall be addressed to the attention of the President. Any notice or other communication given by certified mail shall be deemed given three business days after certification thereof, except for a notice changing a party's address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 7.06 shall be deemed given at the time of receipt hereof.

7.07 Waiver.

     Any waiver by any party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and be authorized by a resolution of the Board of Directors or by an officer of the waiving party.

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

7.08 Binding Effect.

     The provisions of this Agreement shall be binding upon and inure to the benefit of the Parent, the Merger-Sub and FM&I, and their respective successors and assigns.

7.09 No Third-Party Beneficiaries.

     This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

7.10 Severability.

     If any provision of this Agreement is hereafter held to be invalid, illegal or unenforceable for any reason, such provision shall be reformed to the maximum extent permitted so as to preserve the parties' original intent, failing which, it shall be severed .If any provision of this Agreement is hereafter held to be invalid, illegal, or unenforceable for any reason, such provision shall be reformed to the maximum extent permitted so as to preserve the parties' original intent, failing which, it shall be severed from this Agreement, with the balance of this Agreement continuing in full force and effect. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. If any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

7.11 Merger; Assignability.

     This Agreement and the other agreements to be delivered pursuant to this Agreement, and the Exhibits and Schedules attached, or to be attached, hereto and thereto, set forth the entire understanding of the parties with respect to the subject matter hereof and supersede all existing agreements concerning such subject matter. This Agreement may not be assigned by any party without the prior written consent of each other party to this Agreement.

7.12 Schedules and Exhibits.

     Any and all Schedules and/or Exhibits required to be annexed hereto that are not available on the date on which this Agreement shall be executed shall be provided by party required to do so not less than ten (10) days prior to the Closing Date and all shall be in form and substance reasonably acceptable to counsel for the other party.

7.13 Headings.

     The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

7.14 Counterparts; Governing Law; Jurisdiction.

     This Agreement may be executed in any number of counterparts (and by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the rules governing the conflict of laws. Any action, suit, or proceeding arising out of, based on, or in connection with this Agreement, the Merger, or the other transactions contemplated hereby, or any document relating hereto or delivered in connection with the transactions contemplated hereby, may be brought only and exclusively in the Federal or State Courts located in the State of New York; and each party covenants and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court if it has been duly served with process, that its property is exempt or immune from attachment or execution, that the action, suit, or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper, or that this Agreement has been executed by duly authorized subject matter hereof may not be enforced in or by such court.

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

     IN WITNESS WHEREOF, this Agreement has been executed by duly authorized officers of each of the parties hereto as of the date first above written.


                                SANTA MARIA RESOURCES, INC., Parent

                                By:_____________________________________
                                       Name: Hubert Stroud
                                       Title: President

                                FANTASTICON.COM, INC. (Nevada) - Merger-Sub

                                By:_____________________________________
                                Name:  Hubert Stroud
                                       Title: President

                                FANTASTICON.COM, INC.

                                By:_____________________________________
                                       Name: Henry T. Mayers
                                       Title: President

                                MADMAN BACKSTAGE PRODUCTIONS, INC.

                                By:_____________________________________
                                       Name:  Jill Mayers
                                       Title: President

                                IMPACT INTERACTIVE, INC.

                                By:_____________________________________
                                       Name:  Henry T. Mayers
                                       Title: President

                                       67